Exhibit 10.3

                               LOCK-UP AGREEMENT

     This LOCK-UP AGREEMENT (this "Lock-up Agreement") is dated as of December 7, 2007, by and among U.S. Sustainable Energy Corp., a Nevada corporation ("USSE"), and Sustainable Power Corp., a Nevada corporation (the "Company").

                                    RECITALS

     WHEREAS, pursuant to a Licensing Agreement entered into by the parties in April 2009, the Company was granted an exclusive worldwide license to distribute USSE's recycled renewable biofuel;

WHEREAS, USSE received 648,547,740 shares of the Company's common stock as compensation for the exclusive worldwide license;

WHEREAS, in an attempt to increase shareholder confidence in the Company, USSE agrees not to sell, offer to sell or otherwise transfer any shares of the Company's common stock for a period commencing on the date hereof and ending December 7, 2009 (the "Lock Up Period"); and

WHEREAS, USSE is willing to "lock up" its shares of the Company's common stock until December 7, 2009 so that the Company's shares have an opportunity to appreciate without the overhang of USSE's share position in the market.

NOW THEREFORE, in exchange for one dollar ($1.00) paid to USSE by the Company and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT

Management Lock-Up. USSE, the beneficial owner of 351,452,260.00 shares of the
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Company's common stock, hereby agrees for a period commencing on the date hereof and ending on December 7, 2009 (the "Lock-up Period") not to sell, loan, pledge, assign, transfer, encumber, distribute, grant or otherwise dispose of, directly or indirectly, or offer, contract or agree to sell or otherwise dispose of (a) any of the shares it beneficially owns, (b) any options, warrants or rights to purchase any of such shares, or (c) any shares it hereafter acquires directly or indirectly during the Lock-up Period, provided the donee(s) thereof agree(s) in writing to be bound by this Lock-up Agreement.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Management Lock-up Agreement as of December 7, 2007.

SUSTAINABLE POWER CORP.               U.S. SUSTAINABLE ENERGY CORP.

By:  \s\ Keith Mazer                  By:  \s\ John Rivera
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     Keith Mazer                           John Rivera
     President                             Chairman and CEO